Exhibit 99.1

NETGEAR® REPORTS THIRD QUARTER 2010 RESULTS

Third Quarter 2010 Financial Highlights:

•	Net revenue of $236.0 million, compared to $171.1 million in the comparable prior year quarter, 38% year-over-year growth

•	Non-GAAP net income of $16.1 million, compared to net income of $11.0 million in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.45, compared to diluted earnings per share of $0.31 in the comparable prior year quarter

•	Company expects fourth quarter 2010 net revenue to be in the range of $240 million to $250 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – October 26, 2010 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and Internet service providers, today reported financial results for the third quarter ended October 3, 2010.

Net revenue for the third quarter ended October 3, 2010 was $236.0 million, as compared to $171.1 million for the third quarter ended September 27, 2009, and as compared to $196.0 million for the second quarter ended June 27, 2010. Net income, computed in accordance with GAAP, for the third quarter of 2010 was $13.1 million, or $0.36 per diluted share. This compared to GAAP net income of $8.5 million, or $0.24 per diluted share, for the third quarter of 2009, and to GAAP net income of $10.5 million, or $0.29 per diluted share, for the second quarter of 2010.

Gross margin on a non-GAAP basis in the third quarter of 2010 was 32.7%, as compared to 33.5% in the third quarter of 2009, and 36.3% in the second quarter of 2010. Non-GAAP operating margin was 11.0% in the third quarter of 2010, as compared to 10.6% in the third quarter of 2009, and 13.1% in the second quarter of 2010. Non-GAAP net income was $0.45 per diluted share in the third quarter of 2010, as compared to non-GAAP net income of $0.31 per diluted share in the third quarter of 2009, and non-GAAP net income of $0.38 per diluted share in the second quarter of 2010.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “For the third quarter of 2010, we are extremely pleased with our strong back-to-school performance in North America, which helped generate 62% year-on-year growth in that region. We also continue to experience a recovery in demand among small business customers worldwide, as reflected in our strong third quarter SMB revenue. Net revenue from service providers was approximately 19% of total net revenue in the third quarter of 2010, as compared to 25% in the third quarter of 2009, and 16% in the second quarter of 2010. We expect our service provider net revenue to continue to increase sequentially in the fourth quarter of 2010 as our service provider customers continue to phase in Docsis 3.0 equipment.

We continue to achieve worldwide market share gains primarily due to the strength of our existing product lineup and our rapid pace of exciting new product introductions. We are the market share leader in networking in U.S. and European retail, and our goal is to become the market share leader in the rest of the world in the coming years. In the third quarter of 2010, we introduced 21 new products into the market. Notable new products introduced during the quarter include the new NETGEAR Roku Player and the ReadyNAS® Ultra series of home network storage devices. We feel that the home consumer market is moving towards a network that revolves around the television via both streaming and recording of shows on demand over the Internet. Thus, we believe that our products are uniquely situated to take advantage of these market trends. In the SMB category we introduced a wireless controller that brings simplified enterprise-class WiFi setup at a very competitive price. Also, we introduced the UTM50, a Unified Threat Management appliance which provides comprehensive network security to 50 users, joining our UTM 5, 10 and 25 user models.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the third quarter of 2010 with $243.5 million in cash, cash equivalents and short-term investments, compared to $234.5 million at the end of the third quarter of 2009, and $231.0 million at the end of the second quarter of 2010. Our net inventory ended at $110.4 million, compared to $73.9 million at the end of the third quarter of 2009, and $125.7 million at the end of the second quarter of 2010.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	October 3, 2010		June 27, 2010		September 27, 2009
North America	$121,956	52%	$102,471	52%	$75,408	44%
Europe, Middle-East and Africa	89,120	38%	68,598	35%	72,590	42%
Asia Pacific	24,941	10%	24,880	13%	23,073	14%

	$236,017	100%	$195,949	100%	$171,071	100%

Looking forward, Mr. Lo added, “We expect a strong finish to the year with strong worldwide market demand across all of our product categories. Our success has been driven by innovative product introductions and we will continue to focus on innovation in the fourth quarter with another 20+ new product introductions. Specifically, for the fourth quarter 2010, we expect net revenue in the range of approximately $240 million to $250 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter 2010 results and discuss management’s expectations for the fourth quarter of 2010 today, Tuesday, October 26, 2010 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Tuesday, November 2, 2010 by telephone at (858) 384-5517 and via the web at www.netgear.com. The conference ID number to access the phone replay is 358821.

About NETGEAR, Inc.

NETGEAR (NASDAQGM:NTGR) is a global networking company that delivers innovative products to consumers, businesses and Internet service providers. For consumers, the company makes high performance, dependable and easy home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies all of the top Internet service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 28,000 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR(R) partner. More information is available at http://www.NETGEAR.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

(C) 2010 NETGEAR, Inc. NETGEAR, the NETGEAR logo and ReadyNAS are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, expectations of larger revenue share from service provider customers, Docsis 3.0 products deployment by our service provider customers, product capabilities, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 36 through 52, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2010, filed with the Securities and Exchange Commission on August 5, 2010. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 3, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$98,548	$172,202
Short-term investments	144,961	74,898
Accounts receivable, net	175,599	162,853
Inventories	110,394	90,590
Deferred income taxes	18,592	13,347
Prepaid expenses and other current assets	23,286	20,835

Total current assets	571,380	534,725
Property and equipment, net	17,085	16,891
Intangibles, net	7,598	8,298
Goodwill	73,949	64,908
Other non-current assets	11,362	8,299

Total assets	$681,374	$633,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,902	$69,081
Accrued employee compensation	19,546	11,040
Other accrued liabilities	101,709	87,894
Deferred revenue	20,957	22,106
Income taxes payable	2,995	5,488

Total current liabilities	185,109	195,609
Non-current income taxes payable	20,422	17,479
Other non-current liabilities	5,562	5,880

Total liabilities	211,093	218,968
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	299,574	280,256
Cumulative other comprehensive income	201	24
Retained earnings	170,470	133,838

Total stockholders’ equity	470,281	414,153

Total liabilities and stockholders’ equity	$681,374	$633,121

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	October 3, 2010	June 27, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net revenue	$236,017	$195,949	$171,071	$643,521	$467,763
Cost of revenue	160,310	126,387	115,326	425,428	327,827

Gross profit	75,707	69,562	55,745	218,093	139,936

Operating expenses:
Research and development	10,564	9,945	7,353	29,814	22,202
Sales and marketing	34,069	30,358	25,710	95,216	76,076
General and administrative	9,358	8,397	8,502	26,697	24,594
Restructuring	(8)	(81)	104	(76)	798
Litigation reserves, net	—	143	(480)	211	2,060

Total operating expenses	53,983	48,762	41,189	151,862	125,730

Income from operations	21,724	20,800	14,556	66,231	14,206
Interest income	132	100	66	302	548
Other income (expense), net	(326)	132	(266)	(388)	338

Income before income taxes	21,530	21,032	14,356	66,145	15,092
Provision for income taxes	8,435	10,567	5,826	28,858	13,612

Net income	$13,095	$10,465	$8,530	$37,287	$1,480

Net income per share:
Basic	$0.37	$0.30	$0.25	$1.06	$0.04

Diluted	$0.36	$0.29	$0.24	$1.04	$0.04

Weighted average shares outstanding used to compute net income per share:
Basic	35,441	35,237	34,523	35,218	34,425

Diluted	36,009	35,943	34,948	35,891	34,749

Stock-based compensation expense was allocated as follows:
Cost of revenue	$202	$227	$239	$708	$719
Research and development	556	572	473	1,709	1,505
Sales and marketing	1,134	1,193	1,015	3,539	3,097
General and administrative	1,055	1,131	954	3,255	2,972

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Nine months ended
	October 3, 2010	June 27, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net revenue	$236,017	$195,949	$171,071	$643,521	$467,763
Cost of revenue	158,764	124,835	113,834	420,750	323,348

Gross profit	77,253	71,114	57,237	222,771	144,415

Operating expenses:
Research and development	9,988	9,066	6,880	27,439	20,697
Sales and marketing	32,935	29,165	24,695	91,677	72,979
General and administrative	8,303	7,266	7,548	23,442	21,622

Total operating expenses	51,226	45,497	39,123	142,558	115,298

Income from operations	26,027	25,617	18,114	80,213	29,117
Interest income	132	100	66	302	548
Other income (expense), net	(326)	132	(266)	(388)	338

Income before income taxes	25,833	25,849	17,914	80,127	30,003
Provision for income taxes	9,747	12,121	6,946	33,254	18,142

Net income	$16,086	$13,728	$10,968	$46,873	$11,861

Net income per share:
Basic	$0.45	$0.39	$0.32	$1.33	$0.34

Diluted	$0.45	$0.38	$0.31	$1.31	$0.34

Weighted average shares outstanding used to compute net income per share:
Basic	35,441	35,237	34,523	35,218	34,425

Diluted	36,009	35,943	34,948	35,891	34,749

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Nine months ended
	October 3, 2010	June 27, 2010	September 27, 2009	October 3, 2010	September 27, 2009
GAAP gross profit	$75,707	$69,562	$55,745	$218,093	$139,936
Amortization of intangible assets	1,344	1,325	1,253	3,970	3,760
Stock-based compensation expense	202	227	239	708	719

Non-GAAP gross profit	$77,253	$71,114	$57,237	$222,771	$144,415

Non-GAAP gross margin	32.7%	36.3%	33.5%	34.6%	30.9%

GAAP research and development	$10,564	$9,945	$7,353	$29,814	$22,202
Stock-based compensation expense	(556)	(572)	(473)	(1,709)	(1,505)
Acquisition related compensation	(20)	(307)	—	(666)	—

Non-GAAP research and development	$9,988	$9,066	$6,880	$27,439	$20,697

GAAP sales and marketing	$34,069	$30,358	$25,710	$95,216	$76,076
Stock-based compensation expense	(1,134)	(1,193)	(1,015)	(3,539)	(3,097)

Non-GAAP sales and marketing	$32,935	$29,165	$24,695	$91,677	$72,979

GAAP general and administrative	$9,358	$8,397	$8,502	$26,697	$24,594
Stock-based compensation expense	(1,055)	(1,131)	(954)	(3,255)	(2,972)

Non-GAAP general and administrative	$8,303	$7,266	$7,548	$23,442	$21,622

GAAP total operating expenses	$53,983	$48,762	$41,189	$151,862	$125,730
Stock-based compensation expense	(2,745)	(2,896)	(2,442)	(8,503)	(7,574)
Restructuring	8	81	(104)	76	(798)
Acquisition related compensation	(20)	(307)	—	(666)	—
Litigation reserves	—	(143)	480	(211)	(2,060)

Non-GAAP total operating expenses	$51,226	$45,497	$39,123	$142,558	$115,298

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Nine months ended
	October 3, 2010	June 27, 2010	September 27, 2009	October 3, 2010	September 27, 2009
GAAP operating income	$21,724	$20,800	$14,556	$66,231	$14,206
Amortization of intangible assets	1,344	1,325	1,253	3,970	3,760
Stock-based compensation expense	2,947	3,123	2,681	9,211	8,293
Restructuring	(8)	(81)	104	(76)	798
Acquisition related compensation	20	307	—	666	—
Litigation reserves	—	143	(480)	211	2,060

Non-GAAP operating income	$26,027	$25,617	$18,114	$80,213	$29,117

Non-GAAP operating margin	11.0%	13.1%	10.6%	12.5%	6.2%

GAAP net income	$13,095	$10,465	$8,530	$37,287	$1,480
Amortization of intangible assets	1,344	1,325	1,253	3,970	3,760
Stock-based compensation expense	2,947	3,123	2,681	9,211	8,293
Restructuring	(8)	(81)	104	(76)	798
Acquisition related compensation	20	307	—	666	—
Litigation reserves	—	143	(480)	211	2,060
Tax effect	(1,312)	(1,554)	(1,120)	(4,396)	(4,530)

Non-GAAP net income	$16,086	$13,728	$10,968	$46,873	$11,861

NET INCOME PER DILUTED SHARE:
	Three months ended			Nine months ended
	October 3, 2010	June 27, 2010	September 27, 2009	October 3, 2010	September 27, 2009
GAAP net income per diluted share	$0.36	$0.29	$0.24	$1.04	$0.04
Amortization of intangible assets	0.04	0.04	0.04	0.11	0.11
Stock-based compensation expense	0.08	0.09	0.08	0.26	0.24
Restructuring	(0.00)	(0.00)	0.00	(0.00)	0.02
Acquisition related compensation	0.00	0.01	—	0.02	—
Litigation reserves	—	0.00	(0.01)	0.01	0.06
Tax effect	(0.03)	(0.05)	(0.04)	(0.13)	(0.13)

Non-GAAP net income per diluted share	$0.45	$0.38	$0.31	$1.31	$0.34

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	October 3, 2010	June 27, 2010	March 28, 2010	December 31, 2009	September 27, 2009
Cash, cash equivalents and short-term investments	$243,509	$231,030	$240,947	$247,100	$234,540
Cash, cash equivalents and short-term investments per diluted share	$6.76	$6.43	$6.75	$7.01	$6.71

Accounts receivable, net	$175,599	$138,730	$150,140	$162,853	$123,529
Days sales outstanding (DSO)	73	64	62	71	66

Inventories	$110,394	$125,687	$109,934	$90,590	$73,858
Ending inventory turns	5.8	4.0	5.0	6.7	6.2

Weeks of channel inventory:
U.S. retail channel	10.0	9.9	9.8	6.9	10.0
U.S. distribution channel	6.7	6.1	5.7	4.4	5.2
EMEA distribution channel	4.5	6.0	5.7	3.4	4.3
APAC distribution channel	5.9	4.9	4.5	3.8	5.0

Deferred revenue	$20,957	$17,405	$15,917	$22,106	$11,355

Headcount	646	625	607	586	574
Non-GAAP Diluted shares	36,009	35,943	35,716	35,271	34,948